Exhibit 10.2

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”) is dated as of February 11, 2009, and is entered into by and between ThermoEnergy Corporation, a Delaware corporation having its principal place of business in Little Rock, Arkansas (“Thermo”) and Thermo’s subsidiary CASTion Corporation, a Massachusetts corporation having its principal place of business in Worcester, Massachusetts (“CASTion” and, together with Thermo, “Debtor”), and The Quercus Trust (“Secured Party”).  Capitalized terms not otherwise defined herein are used as defined in the New York Uniform Commercial Code on the date of this Agreement.

WHEREAS, the Debtor is borrowing Two Hundred Fifty Thousand Dollars ($250,000.00) from Secured Party pursuant to that certain Promissory Note of even date herewith in favor of Secured Party (the “Note”);

WHEREAS, it is a condition precedent to Secured Party’s making any payments to Debtor under the Note that the Debtor execute and deliver to the Secured Party a security agreement in substantially the form hereof; and

WHEREAS, the Debtor wishes to grant a security interest in favor of the Secured Party as herein provided.

NOW, THEREFORE, in consideration of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.  Grant of Security.  As consideration for Secured Party’s loan to Debtor pursuant to the Note, Debtor hereby grants to Secured Party a security interest in all intellectual property rights of Debtor, including without limitation all rights under and pursuant to that certain License Agreement between Debtor and Alexander G. Fassbender dated October 1, 2003, as amended by that certain letter agreement between Debtor and Alexander G. Fassbender dated December 17, 2007 (the “Fassbender License”) and any and all proceeds from the transfer, assignment or other permitted disposition thereof (the “Collateral”).  Notwithstanding the foregoing, the Collateral shall not include any and all rights related to the patents and licenses described on Exhibit A hereto and related intellectual property used in connection therewith, including, without limitation, the intellectual property rights used in or relating to the Debtor’s “TEPS” business (collectively, the “Excluded Assets”),.

SECTION 2.  Security for Obligations.  This Agreement secures and the Collateral is collateral security for the prompt payment or performance in full (including, without limitation, amounts that would become due but for the filing of a petition in bankruptcy), of all amounts when due under the Note, as well as Debtor’s performance and observance of all covenants contained herein and in the Note and the Fassbender License (the “Obligations”).

SECTION 3.  Further Assurances.  Debtor hereby authorizes Secured Party to execute any and all financing statements necessary to carry out this Agreement.  Debtor further agrees that from time to time, at the expense of Debtor, Debtor will promptly execute and deliver all further instruments and documents, and take all further action that Secured Party may reasonably request, in order to perfect, protect and maintain or establish the priority of any security interest granted or purported to be granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

SECTION 4.  Representations, Warranties and Covenants. Debtor represents, warrants and covenants as follows:

(a)           Thermo is and will continue to be a corporation existing and in good standing under the laws of the State of Delaware.

(b)           CASTion is and will continue to be a corporation existing and in good standing under the laws of the Commonwealth of Massachusetts.

(c)           Debtor is duly empowered and authorized to enter into, and grant security interests in, its property, and perform its obligations under this Agreement and all other instruments and transactions contemplated hereby or relating hereto.  The execution, delivery and performance by Debtor of this Agreement and all other instruments and contemplated transactions do not and will not violate any law or any provision of nor be grounds for acceleration under any agreement, indenture, note or instrument which is binding upon Debtor, including without limitation, Debtor’s Certificate of Incorporation, Articles of Organization, By-Laws or any other loan or security agreements.

(d)           Assuming the due filing of financing statements in proper form with the proper public officials, the security interest granted to Secured Party pursuant to this Agreement is a valid, perfected first-priority security interest in the that portion of the Collateral in which a security interest may be perfected under the Uniform Commercial Code.

(e)           Debtor shall not hereafter transfer, assign or otherwise dispose of the Collateral without Secured Party’s prior written consent.  Debtor shall not create, permit or suffer to exist, and shall take such other action as is necessary to remove, any claim to or interest in the Collateral, and the security interest granted hereby, and shall defend the right, title and interest of Secured Party in and to the Collateral against all claims and demands of all persons and entities at any time claiming the same or any interest therein.

(f)           Subject to any limitation stated therein or in connection therewith, all information furnished by Debtor concerning the Collateral or otherwise in connection with the Obligations, is or shall be at the time the same is furnished, accurate, correct and complete in all material respects.

(g)           All representations, warranties and covenants of Debtor contained in this Agreement and any other agreement with Secured Party shall be true and correct at the time of the effective date of each such agreement and shall be deemed continuing and shall remain true, correct and in full force and effect until payment and satisfaction in full of all of the Obligations.

(g)           Debtor shall not pledge, encumber, hypothecate, or grant a security interest in the Excluded Assets to any person or entity unless it first makes arrangements reasonably acceptable to Secured Party to pledge to Secured Party the proceeds of such transfer as additional Collateral hereunder.

(h)           The Company’s rights in the Collateral are sufficient to conduct the business of the Company (excluding the TEPS business) as currently conducted and proposed to be conducted.

SECTION 5.  Secured Party’s Appointment as Attorney-in-Fact.  Debtor hereby irrevocably constitutes and appoints, from and after the occurrence of a default by Debtor in its obligations under this Agreement, Secured Party and any officer or agent thereof, with full power of substitution, as Debtor’s true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Debtor and in the name of Debtor or in Secured Party’s own name, from time to time in Secured Party’s discretion, for the purpose of carrying out the terms of this agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this agreement and, without limiting the generality of the foregoing, hereby grants to Secured Party the power and right, on behalf of Debtor, without notice to or assent by Debtor to execute, file and record all such financing statements, certificates of title and other certificates of registration and operation and similar documents and instruments as Secured Party may deem necessary or desirable to protect, perfect and validate Secured Party’s security interest.

Debtor hereby ratifies all that such attorneys shall lawfully do or cause to be done by virtue hereof.  This power of attorney is a power coupled with an interest and shall be irrevocable.

The powers conferred upon Secured Party hereunder are solely to protect its interests in the Collateral and shall not impose any duty upon Secured Party to exercise any such powers.  The Secured Party shall be accountable only for amounts that Secured Party actually receives as a result of the exercise of such powers and neither the Secured Party nor any of its partners, officers, directors, employees or agents shall be responsible to Debtor for any act or failure to act, except for Secured Party’s own gross negligence or willful misconduct.

SECTION 6.   Remedies.  If a default by Debtor in its Obligations under Section 2 of this Agreement shall have occurred and is continuing, Secured Party shall have all of the rights and remedies which secured parties may have under the New York Uniform Commercial Code or other applicable law or at equity, and may do, at its option, one or more of the following, with or without further notice to Debtor:

(a)           Accelerate and declare all or any part of the Obligations to be immediately due, payable and performable;

(b)           Appropriate, set off and apply to any or all of the Obligations, any or all Collateral in such manner as Secured Party may determine; and/or

(c)           Foreclose the security interest created under this Agreement or under any other agreement relating to the Collateral by any available procedure and with or without judicial process.

SECTION  7.  Termination of Security Interest.  Secured Party’s security interest in the Collateral shall be extinguished when (a) Debtor completes performance of all Obligations to Secured Party, and (b) Secured Party has no commitment to Debtor (whether under the Note or otherwise) that would give rise to an Obligation.  By way of clarification, Secured Party acknowledges that the Obligations of Debtor under the Fassbender License shall not be deemed to be “Obligations” for purposes of this Agreement from and after the date on which (i) the Note shall have been paid in full, (ii) any other payment Obligations of Debtor under the Note or this Agreement have been satisfied in full and (iii) Secured Party no longer has any commitment to Debtor that would give rise to an Obligation, and at such time Secured Party’s security interest in the Collateral shall be extinguished notwithstanding the existence of continuing Obligations of Debtor under the Fassbender License.

SECTION  8.  Governing Law.  This Agreement and the rights of the parties shall be construed and enforced in accordance with the laws of the State of New York applicable to agreements executed and to be performed wholly within such state and without regard to principles of conflicts of law.  Each party irrevocably (a) consents to the jurisdiction of the federal and state courts situated in New York, New York in any action that may be brought for the enforcement of this Note, and (b) submits to and accepts, with respect to its properties and assets, generally and unconditionally, the in personam jurisdiction of the aforesaid courts, waiving any defense that such court is not a convenient forum; provided, however, that if the federal and state courts situated in New York, New York refuse to accept jurisdiction in any action brought for the enforcement of this Note, each party irrevocably (a) consents to the jurisdiction of the federal and state courts situated in Wilmington, Delaware in any such action, and (b) submits to and accepts, with respect to its properties and assets, generally and unconditionally, the in personam jurisdiction of the aforesaid courts, waiving any defense that such court is not a convenient forum.  In any such litigation to the extent permitted by applicable law, each party waives personal service of any summons, complaint or other process, and agrees that the service thereof may be made either (i) in the manner for giving of notices provided in this Note (other than by telecopier) or (ii) in any other manner permitted by law..

SECTION  9.  Severability.  In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation and in any other jurisdiction, shall not in any way be affected or impaired thereby.

SECTION  10.                                  General.  Secured Party shall not be deemed to have waived any of its respective rights hereunder or under any other agreement, instrument or paper signed by Debtor unless such waiver be in writing and signed by Secured Party.  No delay or omission on the part of Secured Party in exercising any right shall operate as a waiver of such right or any other right.  All of Secured Party’s rights and remedies, whether evidenced hereby or by any other agreement, instrument or paper, shall be cumulative and may be exercised singularly or concurrently.  The provisions hereof shall, as the case may require, bind or inure to the benefit of, the respective heirs, successors, legal representatives and assigns of Debtor and Secured Party.

SECTION 11.  Amendments.  This Agreement may be amended or modified only by a written instrument executed by each party hereto.

SECTION 12.  Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and together shall constitute one and the same instrument.

IN WITNESS WHEREOF, Debtor and Secured Party have caused this Agreement to be duly executed as of the date first above written.

“DEBTOR”

ThermoEnergy Corporation,
a Delaware corporation

By:	/s/ Andrew T. Melton
Andrew T. Melton
Executive Vice President and CFO

CASTion Corporation,
a Massachusetts corporation

By:	/s/ Andrew T. Melton
Andrew T. Melton
Executive Vice President and CFO

“SECURED PARTY”

/s/ David Gelbaum
David Gelbaum,
Trustee of The Quercus Trust

Exhibit A

Excluded Assets

1.  License Agreement between Debtor and Battelle Memorial Institute dated December 30, 1997, as amended

2.  License of US Patent No. 6,196,000 “Power System with Enhanced Thermodynamic Efficiency and Pollution Control”  (Filed: January 14, 2000; Issued: March 6, 2001; Expiration Date: January 14, 2020)

3.  License of US Patent No. 6,918,253 “Power System with Enhanced Thermodynamic Efficiency and Pollution Control”  (Filed: July 22, 2002; Issued: July 19, 2005; Expiration Date: July 22, 2022)

Agreement, Acknowledgment and Consent

For good and valuable consideration, the receipt and sufficiency of which is acknowledged, Alexander G. Fassbender (“Fassbender”), as licensor under the Fassbender Licensor, hereby agrees as follows:

1.           Fassbender is not aware of any existing breach under the Fassbender License.

2.           Fassbender hereby consents to (a) the execution of the Security Agreement by Debtor, and (b) the enforcement by Secured Party of any and all rights under the Security Agreement, including without limitation the foreclosure on, acquisition of, and full exercise of Debtor’s rights under the Fassbender License.

3.           Fassbender agrees that if Secured Party shall succeed to Debtor’s interest in the Fassbender License, Fassbender shall provide Secured Party without additional consideration all rights and information derivative of the rights under the Fassbender License that would be reasonably useful by Secured Party in exercising its rights under the Security Agreement and the Fassbender License, to the extent Fassbender has established any interest in such rights.

4.           If Secured Party shall succeed to Debtor’s interest in the Fassbender License, then during the period of Secured Party’s ownership of such interest, Fassbender shall continue to be bound by all the terms, covenants, and conditions of the Fassbender License; provided, however, that notwithstanding any provisions in the Fassbender License to the contrary, Secured Party shall not be liable for any act, omission or other failure of Debtor arising under the Fassbender License, and shall not be subject to any offsets or defenses that Fassbender may have against Debtor arising under the Fassbender License.

IN WITNESS WHEREOF, the undersigned has duly executed this Agreement, Acknowledgment and Consent as of February 11, 2009.

__________________________________
Alexander G. Fassbender